State of Delaware

                          Office of Secretary of State



         I, MICHAEL RATCHFORD, SECRETARY OF STAE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BANNER INDUSTRIES, INC." FILED IN THIS OFFICE ON THE SIXTEENTH OF NOVEMBER, A.D. 1990, AT 2 O'CLOCK P.M.








____/s/________________________________
Michael Ratchford, Secretary of State

                                AUTHENTICATION:                    *3538705
  722212068                     DATE:                              07/30/1992

                           CERTIFICATION OF AMENDMENT

                                       OF
                     RETSTATED CERTIFICATE OF INCORPORATION



         BANNER INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That on October 5, 1990, the Board of Directors of BANNER INDUSTRIES, INC. duly adopted a resolution declaring that the amendments to the Restated Certificate of Incorporation of said corporation set forth below were advisable and directing that they be submitted for action thereon at the annual meeting of the stockholders of BANNER INDUSTRIES, INC., on November 15, 1990:

         "RESOLVED, that the Title of the Restated Certificate of Incorporation is amended to read as follows:

                     `RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          THE FAIRCHILD CORPORATION.'"

         RESOLVED FURTHER, that Article FIRST of the Restated Certificate of Incorporation of the Corporation is amended to read as follows:

                  `FIRST: The name of the Corporation is The Fairchild Corporation (hereinafter called the "Corporation").'"

                  SECOND: That on November 15, 1990 the stockholders of BANNER INDUSTRIES, INC. duly adopted a resolution setting forth amendments to the Restated Certificate of Incorporation of BANNER INDUSTRIES, INC. as follows:

       "RESOLVED, that the Title of the Restated Certificate of Incorporation is amended to read as follows:

                     `RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          THE FAIRCHILD CORPORATION.'"

         RESOLVED FURTHER, that Article FIRST of the Restated Certificate of Incorporation of the Corporation is amended to read as follows:

                           FIRST: The name of the Corporation is The Fairchild Corporation (hereinafter called the "Corporation").'"

         THIRD: That these amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said BANNER INDUSTRIES, INC. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Vice President and attested by its Secretary this 16th day of November, 1990.

                                                  BANNER INDUSTRIES, INC.


                                                  By:___________________________
                                                           Vice President


ATTEST:
         By: ________________________
                     Secretary

STATE OF VIRGINIA )
                  )ss:
COUNTY OF LOUDOUN )

         BE IT REMEMBERED that on this 16th day of November, 1990 personally came before me, a Notary Public in and for the Country and Sate of aforesaid, John L. Flynn, Vice President of BANNER INDUSTRIES, INC., a Corporation of the State of Delaware, and he duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                           Bonnie Gullichion
                         ---------------------
                           Notary Public

My commission expires on: 9/30/1994